UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 17, 2017 (November 13, 2017)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the acquisition of Rice Energy Inc. (Rice) by EQT Corporation (the Company) and the termination of Daniel Rice IV’s employment on November 13, 2017, the Company and EQT RE, LLC (successor in interest to Rice) entered into a separation and release agreement with Mr. Rice, pursuant to which he will receive the following severance payments and benefits in accordance with his employment agreement with Rice: (a) a lump sum cash payment equal to two times the sum of (i) his base salary and (ii) average annual bonus for the three calendar years preceding the date of termination, which amount shall be paid on the 60th day after the date of termination; (b) COBRA medical insurance coverage for up to 18 months, for which the Company shall pay the premium cost in excess of that which applies to its active senior executives; (c) in lieu of a prorated annual bonus for 2017, a payment equal to 200% of his target annual bonus opportunity for 2017; and (d) full vesting of his outstanding unvested Rice equity awards, which shall be settled with respect to each share of common stock, par value $0.01 per share, of Rice subject thereto for the consideration payable to Rice shareholders generally in connection with the Company’s acquisition of Rice of 0.37 of a share of the common stock, no par value, of the Company and $5.30 in cash. In consideration for the foregoing payments and benefits, Mr. Rice agreed to a release of claims in favor of the Company and its affiliates and reaffirmed his agreement to abide by covenants relating to noncompetition and nonsolicitation of customers and employees for three years following his termination of employment. The separation agreement with Mr. Rice is attached hereto as Exhibit 10.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation and Release Agreement, dated as of November 13, 2017, among EQT Corporation, EQT RE, LLC and Daniel J. Rice IV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: November 17, 2017	By:	/s/ Robert J. McNally
	Name:	Robert J. McNally
	Title:	Senior Vice President and Chief Financial Officer